EXHIBIT 23.1

PLS CPA, A PROFESSIONAL CORP. 4725 MERCURY STREET #210 SAN DIEGO CALIFORNIA 92111 TELEPHONE (858)722-5953 FAX (858) 761-0341 FAX (858) 433-2979 E-MAIL changgpark@gmail.com

January 6, 2015

To Whom It May Concern:

We hereby consent to the use in this Registration Statement on Form S-1 (Amendment No.3) of our report dated September 30, 2014, relating to the financial statements of FWF Holdings, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

Very truly yours,

/s/ PLS CPA

PLS CPA, A Professional Corp.

San Diego, CA 92111